Exhibit 1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-228733 on Form S-8 of Honeywell International Inc. of our report dated June 28, 2019 appearing in this Annual Report on Form 11-K of the Honeywell Puerto Rico Savings Plan for the year ended December 31, 2018.

/s/ Crowe LLP

New York, New York

June 28, 2019

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